UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2008

The Hackett Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	0-24343	65-0750100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Brickell Bay Drive, Suite 3000 Miami, Florida	33131
(Address of principal executive offices)	(Zip Code)

(305) 375-8005

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 27, 2008, the Board of Directors of The Hackett Group, Inc. (the “Company”) adopted an amendment to the Amended and Restated Bylaws of the Company. Section 5.3.1 of the Bylaws was amended to change the record date requirements for stockholder meetings to require a record date not less than 10 nor more than 70 days before the date of any stockholder meeting, which is consistent with the record date required under Section 607.0707 of the Florida Business Corporation Act. The foregoing description of the amendment to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the amendment which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

The Company chose to adopt the Securities and Exchange’s Commission rule regarding the Internet availability of proxy materials this year rather than waiting until 2009 when compliance is mandatory. The rule requires that an issuer mail its notice of meeting 40 calendar days or more in advance of its shareholder meeting date. This Company action reported in this filing was taken to provide additional time between the record date and the actual meeting date so that the Company could comply with the rule.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

See the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HACKETT GROUP, INC.

By:	/s/ Ted A. Fernandez
Ted A. Fernandez
Chairman and Chief Executive Officer

Date: March 31, 2008

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amendment to Amended and Restated Bylaws of The Hackett Group, Inc.